Exhibit 99.1
NEWS RELEASE
TO BUSINESS EDITOR:
COMM BANCORP, INC. Reports Increased First Quarter 2009 Earnings
     Clarks Summit, PA, April 15/PR Newswire/-Comm Bancorp, Inc. (Nasdaq:CCBP) today reported first quarter 2009 earnings of $1,775 thousand or $1.03 per share, an increase of $210 thousand or 13.4% compared to $1,565 thousand or $0.89 per share for the first quarter of 2008. Comprehensive income equaled $1,925 thousand for the first quarter of 2009 compared to $1,726 thousand for the same quarter of 2008. For the three months ended March 31, return on average assets and return on average stockholders’ equity equaled 1.15% and 12.30% in 2009, compared to 1.13% and 11.38% in 2008.
     “I am very pleased with the Company’s first quarter performance. Higher net interest income and noninterest income were the primary factors contributing to the increase in comparable first quarter earnings,” stated William F. Farber, Sr., President and Chief Executive Officer. “As a result of very low mortgage rates, we experienced strong growth in revenue generated by our secondary mortgage banking services. Looking forward, earnings for the second quarter of 2009 will be directly affected by the burden posed from recent legislation, which imposes a 20 basis point one-time assessment for FDIC deposit insurance. This special assessment is being imposed on all financial institutions regardless of whether or not they were involved in the high-risk activities that caused the recent financial turmoil. Our financial institution is not involved in, nor was it ever involved in, such activities and remains financially sound and well capitalized. For the remainder of 2009, we will continue to look for ways to strengthen our noninterest revenue sources, as well as control our noninterest expense,” concluded Farber.
HIGHLIGHTS
•	Earnings per share increased $0.14 comparing 2009 and 2008.

•	Mortgage banking income grew approximately 137% over the prior year.

•	Efficiency ratio improved to 63% compared to 65% for the same period of 2008.

•	Total assets grew 8% over the prior year.
INCOME STATEMENT REVIEW
     For the three months ended March 31, tax-equivalent net interest income increased $300 thousand or 5.3% to $5,943 thousand in 2009 from $5,643 thousand in 2008. Due to declining market rates, interest expense decreased $709 thousand or 20.9%. Partially offsetting this decrease was a $409 thousand or 4.5% reduction in tax-equivalent interest revenue. With regard to interest expense, our cost of funds decreased 93 basis points to 2.27% for the first quarter of 2009 from 3.20% for the same quarter of last year. We experienced significant reductions in the rates paid for all interest-bearing liability categories. For the three months ended March 31, the average cost of interest-bearing transaction accounts, including money market, NOW and savings accounts, decreased 102 basis points to 0.96% in 2009 from 1.98% in 2008. In addition, the rate paid for total time deposits declined 77 basis points to 3.58% for the first quarter of 2009 from 4.35% for the same quarter of 2008. Furthermore, the rate paid for short-term borrowings fell 249 basis points. Partially offsetting the positive effect from the reduction in funding costs was growth in average interest-bearing liabilities of $54.0 million. The decline in interest revenue resulted from a 97 basis point decrease in the tax-equivalent yield on earning assets. The yield on the loan portfolio decreased 101 basis points caused by a decline in the prime rate of interest and a higher level of nonaccrual loans. Partially offsetting the effects of yield decline was growth in average earning assets of $64.6 million. Our tax-equivalent net interest margin for the first quarter contracted 23 basis points to 4.05% in 2009 compared to 4.28% in 2008. However, in comparison to the fourth quarter of 2008, our net interest margin improved 38 basis points from 3.67% to 4.05%.
     For the three months ended March 31, 2009, the provision for loan losses totaled $570 thousand, an increase of $240 thousand compared to $330 thousand for the same three months of 2008.
     Noninterest income for the first quarter rose $606 thousand or 62.6% to $1,574 thousand in 2009 from $968 thousand in 2008. Included in noninterest income in 2009 was a net gain of $294 thousand from the disposition of the former Tunkhannock and Eaton, Pennsylvania branch offices. These branches were relocated to a new site, which opened for business during the fourth quarter of 2008. Noninterest income in the first quarter of 2009 also included $114 thousand in net gains on the sale of available-for-sale investment securities. The unprecedented high demand from municipal customers for financing in 2009 caused us to liquidate certain tax exempt securities to avoid being placed into an alternative minimum tax position. Due to significantly low mortgage rates, mortgage banking income increased $232 thousand or 136.5% comparing the first quarters of 2009 and 2008. Service charges, fees and commissions decreased $34 thousand to $764 thousand in 2009 from $798 thousand in 2008.
     For the three months ended March 31, noninterest expense increased $349 thousand or 8.7% to $4,348 thousand in 2009 from $3,999 thousand in 2008. The increase resulted primarily from a $302 thousand or 24.5% increase in other expenses. The increase in other expenses was due largely to an increase in the cost of Federal Deposit Insurance Corporation insurance and higher loan collection expense. Salaries and employee benefits expense increased $10 thousand, while net occupancy and equipment expense rose $37 thousand.
BALANCE SHEET REVIEW
     Total assets equaled $611.8 million at March 31, 2009, an increase of $46.2 million or 8.2% compared to $565.6 million at March 31, 2008. Loans, net of unearned income increased $9.5 million to $507.2 million at March 31, 2009, from $497.7 million at March 31, 2008. Excess deposits not used to fund loans were directed into our investment portfolio. Available-for-sale investment securities increased $37.3 million comparing March 31, 2009 and 2008. Total deposits increased $32.9 million, as noninterest-bearing deposits increased $3.3 million and interest-bearing deposits increased $29.6 million. Short-term borrowings outstanding at the end of the first quarter were $27.5 million in 2009 and $18.1 million in 2008.
     Stockholders’ equity equaled $58.9 million or $34.22 per share at March 31, 2009, and $55.6 million or $31.71 per share at March 31, 2008. Included in stockholders’ equity was accumulated other comprehensive income related entirely to net unrealized holding gains on available-for-sale investment securities of $1,821 thousand at the end of the first quarter of 2009, compared to $1,276 thousand at the end of the same period of 2008. Dividends declared for the first quarter were $0.28 per share in 2009 and $0.27 per share in 2008.
     Nonperforming assets equaled $23.4 million or 4.60% of loans, net of unearned income and foreclosed assets at March 31, 2009, compared to $9.3 million or 1.86% one year earlier. Although a significant weakening from March 31, 2008, asset quality improved slightly from December 31, 2008. Nonperforming assets equaled $24.2 million or 4.99% of loans, net of unearned income and foreclosed assets at December 31, 2008. The improvement from year end resulted from a decrease in nonaccrual loans, partially offset by increases in accruing loans past due 90 days or more and foreclosed assets. Loans charged off, net of recoveries, for the first quarter equaled 0.23% and 0.02% of average loans outstanding for the three months ended March 31, 2009 and 2008. Corresponding with the increase in net charge-offs, the provision for loan losses increased 72.7%. The allowance for loan losses equaled $5.5 million or 1.09% of loans, net of unearned income, at March 31, 2009, compared to $4.9 million or 0.99% at March 31, 2008.
     Comm Bancorp, Inc. serves six Pennsylvania counties through Community Bank and Trust Company’s 15 community-banking offices and one loan production office. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of KlickSM Banking, on-line banking services, by accessing the Company’s website at http://www.combk.com. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently-applied credit policies.
[TABULAR MATERIAL FOLLOWS]

Summary Data
Comm Bancorp, Inc.
Five Quarter Trend
(In thousands, except per share data)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Key performance data:

Per share data:
Net income	$1.03	$0.58	$0.84	$0.95	$0.89
Cash dividends declared	$0.28	$0.27	$0.27	$0.27	$0.27
Book value	$34.22	$33.41	$32.45	$32.14	$31.71
Tangible book value	$34.02	$33.21	$32.25	$31.94	$31.52
Market value:
High	$40.99	$42.00	$44.92	$48.00	$47.25
Low	$35.04	$35.00	$40.75	$41.00	$41.00
Closing	$36.75	$35.01	$42.00	$44.00	$41.00
Market capitalization	$63,278	$60,569	$73,299	$76,902	$71,851
Common shares outstanding	1,721,845	1,730,062	1,745,220	1,747,774	1,752,457

Selected ratios:

Return on average stockholders’ equity	12.30%	6.96%	10.31%	11.85%	11.38%

Return on average assets	1.15%	0.65%	1.00%	1.19%	1.13%

Leverage ratio	9.10%	9.62%	9.81%	9.83%	9.66%

Total risk-based capital ratio	11.89%	12.17%	12.00%	12.28%	11.81%

Efficiency ratio	63.26%	71.88%	66.31%	64.40%	65.24%

Nonperforming assets to loans, net, and foreclosed assets	4.60%	4.99%	3.69%	2.83%	1.86%

Net charge-offs to average loans, net	0.23%	0.15%	0.65%	0.09%	0.02%

Allowance for loan losses to loans, net	1.09%	1.08%	0.95%	1.04%	0.99%

Earning assets yield (FTE)	5.88%	5.74%	6.21%	6.60%	6.85%

Cost of funds	2.27%	2.58%	2.74%	2.88%	3.20%

Net interest spread (FTE)	3.61%	3.16%	3.47%	3.72%	3.65%

Net interest margin (FTE)	4.05%	3.67%	4.06%	4.31%	4.28%

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	March 31,	March 31,
Three Months Ended	2009	2008
Interest income:
Interest and fees on loans:
Taxable	$6,448	$7,568
Tax-exempt	666	571
Interest and dividends on investment securities available-for-sale:
Taxable	349	43
Tax-exempt	537	364
Dividends	11	12
Interest on federal funds sold	1	2
Total interest income	8,012	8,560

Interest expense:
Interest on deposits	2,633	3,270
Interest on short-term borrowings	56	128
Total interest expense	2,689	3,398
Net interest income	5,323	5,162
Provision for loan losses	570	330
Net interest income after provision for loan losses	4,753	4,832

Noninterest income:
Service charges, fees and commissions	764	798
Mortgage banking income	402	170
Net gain on sale of premises and equipment	294
Net gains on sale of investment securties available-for-sale	114
Total noninterest income	1,574	968

Noninterest expense:
Salaries and employee benefits expense	2,140	2,130
Net occupancy and equipment expense	675	638
Other expenses	1,533	1,231
Total noninterest expense	4,348	3,999
Income before income taxes	1,979	1,801
Provision for income tax expense	204	236
Net income	$1,775	$1,565

Other comprehensive income:
Unrealized holding gains on investment securities available-for-sale	$342	$244
Reclassification adjustment for gains included in net income	(114)
Income tax expense related to other comprehensive income	78	83
Other comprehensive income, net of income taxes	150	161
Comprehensive income	$1,925	$1,726

Per share data:
Net income	$1.03	$0.89
Cash dividends declared	$0.28	$0.27
Average common shares outstanding	1,728,371	1,753,376

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Three months ended	2009	2008	2008	2008	2008
Interest income:
Interest and fees on loans:
Taxable	$6,448	$6,442	$7,137	$7,274	$7,568
Tax-exempt	666	584	559	564	571
Interest and dividends on investment securities available-for-sale:
Taxable	349	356	52	38	43
Tax-exempt	537	443	351	357	364
Dividends	11	6	12	15	12
Interest on federal funds sold	1	8	133	10	2
Total interest income	8,012	7,839	8,244	8,258	8,560

Interest expense:
Interest on deposits	2,633	3,019	3,017	2,982	3,270
Interest on short-term borrowings	56	1		50	128
Total interest expense	2,689	3,020	3,017	3,032	3,398
Net interest income	5,323	4,819	5,227	5,226	5,162
Provision for loan losses	570	747	400	283	330
Net interest income after provision for loan losses	4,753	4,072	4,827	4,943	4,832

Noninterest income:
Service charges, fees and commissions	764	868	810	881	798
Mortgage banking income	402	160	120	154	170
Net gain on sale of premises and equipment	294
Net gains on sale of investment securities available-for-sale	114
Total noninterest income	1,574	1,028	930	1,035	968

Noninterest expense:
Salaries and employee benefits expense	2,140	2,117	2,169	2,115	2,130
Net occupancy and equipment expense	675	596	583	645	638
Other expenses	1,533	1,490	1,331	1,272	1,231
Total noninterest expense	4,348	4,203	4,083	4,032	3,999
Income before income taxes	1,979	897	1,674	1,946	1,801
Provision for income tax expense	204	(103)	199	286	236
Net income	$1,775	$1,000	$1,475	$1,660	$1,565

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$342	$1,867	$(686)	$(582)	$244
Reclassification adjustment for gains included in net income	(114)
Income tax expense (benefit) related to other comprehensive income (loss)	78	635	(233)	(198)	83
Other comprehensive income (loss), net of income taxes	150	1,232	(453)	(384)	161
Comprehensive income	$1,925	$2,232	$1,022	$1,276	$1,726

Per share data:
Net income	$1.03	$0.58	$0.84	$0.95	$0.89
Cash dividends declared	$0.28	$0.27	$0.27	$0.27	$0.27
Average common shares outstanding	1,728,371	1,741,392	1,747,438	1,751,841	1,753,376

Comm Bancorp, Inc.
Details of Net Interest Income and Net Interest Margin
(In thousands, fully taxable equivalent basis)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Three months ended	2009	2008	2008	2008	2008
Net interest income:
Interest income
Loans, net:
Taxable	$6,448	$6,442	$7,137	$7,274	$7,568
Tax-exempt	1,009	884	847	855	865
Total loans, net	7,457	7,326	7,984	8,129	8,433
Investments:
Taxable	360	362	64	53	55
Tax-exempt	814	672	531	542	551
Total investments	1,174	1,034	595	595	606
Federal funds sold	1	8	133	10	2
Total interest income	8,632	8,368	8,712	8,734	9,041
Interest expense:
Deposits	2,633	3,019	3,017	2,982	3,270
Borrowed funds	56	1		50	128
Total interest expense	2,689	3,020	3,017	3,032	3,398
Net interest income	$5,943	$5,348	$5,695	$5,702	$5,643

Loans, net:
Taxable	5.84%	5.78%	6.42%	6.62%	6.88%
Tax-exempt	5.97%	6.34%	6.61%	6.40%	6.74%
Total loans, net	5.86%	5.84%	6.44%	6.60%	6.87%
Investments:
Taxable	4.29%	3.84%	5.60%	3.64%	2.98%
Tax-exempt	7.49%	7.73%	7.51%	7.50%	7.57%
Total investments	6.09%	5.70%	7.25%	6.85%	6.64%
Federal funds sold	0.49%	0.36%	1.64%	1.93%	3.26%
Total earning assets	5.88%	5.74%	6.21%	6.60%	6.85%
Interest expense:
Deposits	2.38%	2.58%	2.74%	2.89%	3.20%
Borrowed funds	0.71%	1.01%		2.35%	3.20%
Total interest-bearing liabilities	2.27%	2.58%	2.74%	2.88%	3.20%
Net interest spread	3.61%	3.16%	3.47%	3.72%	3.65%
Net interest margin	4.05%	3.67%	4.06%	4.31%	4.28%

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
At period end	2009	2008	2008	2008	2008
Assets:
Cash and due from banks	$9,441	$8,017	$11,174	$16,944	$12,870
Federal funds sold		12,700	8,000	6,700
Investment securities available-for-sale	75,249	80,574	76,706	31,488	37,915
Loans held for sale, net	2,243	1,390	1,243	925	2,034
Loans, net of unearned income	507,166	485,882	493,948	491,084	497,668
Less: allowance for loan losses	5,531	5,255	4,691	5,101	4,934
Net loans	501,635	480,627	489,257	485,983	492,734
Premises and equipment, net	11,785	11,753	11,345	10,710	10,784
Accrued interest receivable	2,456	2,143	3,072	2,513	2,710
Other assets	8,951	6,837	6,646	6,675	6,561
Total assets	$611,760	$604,041	$607,443	$561,938	$565,608

Liabilities:
Deposits:
Noninterest-bearing	$77,752	$79,674	$86,417	$81,280	$74,499
Interest-bearing	443,114	462,617	461,176	421,252	413,540
Total deposits	520,866	542,291	547,593	502,532	488,039
Borrowed funds	27,450				18,100
Accrued interest payable	2,124	1,815	1,446	1,271	1,423
Other liabilities	2,397	2,137	1,779	1,958	2,468
Total liabilities	552,837	546,243	550,818	505,761	510,030

Stockholders’ equity:
Common stock, par value $0.33 authorized 12,000,000, shares issued and outstanding 1,721,845; 1,730,062; 1,745,220; 1,747,774; 1,752,457	568	571	576	577	578
Capital surplus	7,741	7,694	7,661	7,548	7,440
Retained earnings	48,793	47,862	47,949	47,160	46,284
Accumulated other comprehensive income	1,821	1,671	439	892	1,276
Total stockholders’ equity	58,923	57,798	56,625	56,177	55,578
Total liabilities and stockholders’ equity	$611,760	$604,041	$607,443	$561,938	$565,608

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Average quarterly balances	2009	2008	2008	2008	2008
Assets:
Loans, net:
Taxable	$447,922	$443,690	$442,039	$441,648	$442,334
Tax-exempt	68,567	55,436	50,964	53,765	51,601
Total loans, net	516,489	499,126	493,003	495,413	493,935
Investments:
Taxable	34,068	37,514	4,546	5,863	7,423
Tax-exempt	44,051	34,600	28,122	29,052	29,270
Total investments	78,119	72,114	32,668	34,915	36,693
Federal funds sold	833	8,897	32,297	2,083	247
Total earning assets	595,441	580,137	557,968	532,411	530,875
Other assets	27,910	31,815	30,657	26,983	27,457
Total assets	$623,351	$611,952	$588,625	$559,394	$558,332

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$449,242	$466,086	$437,595	$414,669	$410,927
Noninterest-bearing	79,997	85,434	91,084	76,752	72,666
Total deposits	529,239	551,520	528,679	491,421	483,593
Borrowed funds	31,773	393		8,575	16,085
Other liabilities	3,821	2,892	3,012	3,065	3,353
Total liabilities	564,833	554,805	531,691	503,061	503,031
Stockholders’ equity	58,518	57,147	56,934	56,333	55,301
Total liabilities and stockholders’ equity	$623,351	$611,952	$588,625	$559,394	$558,332

Comm Bancorp, Inc.
Asset Quality Data
(In thousands)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
At quarter end	2009	2008	2008	2008	2008
Nonperforming assets:
Nonaccrual/restructured loans	$20,154	$23,068	$11,155	$11,301	$8,373
Accruing loans past due 90 days or more	1,402	835	7,085	2,585	840
Foreclosed assets	1,854	336			45
Total nonperforming assets	$23,410	$24,239	$18,240	$13,886	$9,258

Three months ended

Allowance for loan losses:
Beginning balance	$5,255	$4,691	$5,101	$4,934	$4,624
Charge-offs	324	196	844	150	46
Recoveries	30	13	34	34	26
Provision for loan losses	570	747	400	283	330
Ending balance	$5,531	$5,255	$4,691	$5,101	$4,934
SOURCE Comm Bancorp, Inc.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570-586-0377 or fax, 570-587-3761, of Comm Bancorp, Inc.

Co:	Comm Bancorp, Inc.
St:	Pennsylvania
In:	Fin

Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.